As filed with the Securities and Exchange Commission on July 7, 2022

Registration No. 333-249949

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAYA HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7389	85-2199433
(State or Other Jurisdiction of incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

303 Perimeter Center North, Suite 600

Atlanta, Georgia 30346

(800) 261-0240
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glenn Renzulli

Chief Financial Officer

303 Perimeter Center North, Suite 600

Atlanta, Georgia 30346

(800) 261-0240

(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

COPIES TO:

Sophia Hudson, P.C., Esq.
Ana Sempertegui, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On November 6, 2020, Paya Holdings Inc. (the “Company”) filed a Registration Statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-249949). The Registration Statement, as amended, was initially declared effective by the SEC on November 17, 2020 and registered:

●	the issuance by the Company of up to 17,715,000 shares of its common stock, par value $0.001 per share (“Common Stock”), upon the exercise of warrants (“Warrants”); and

●	the resale from time to time, by the selling securityholders named in the prospectus forming part of the Registration Statement (the “Selling Stockholders”) of (i) up to 102,359,084 shares of Common Stock, consisting of 87,894,084 shares of Common Stock, 465,000 shares of Common Stock issuable upon the exercise of Warrants and up to 14,000,000 shares of Common Stock to be issued if certain threshold price conditions are met and (ii) 465,000 Warrants.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) is being filed by the Company:

●	to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3; and

●	to remove from the Registration Statement, (i) all shares of Common Stock to be issued by the Company upon the exercise of Warrants, (ii) all shares of Common Stock for resale by the Selling Stockholders issuable upon the exercise of Warrants, (iii) all Warrants for resale by the Selling Stockholders, and (iv) 10,000,000 shares of Common Stock that were sold by Selling Stockholders under a separate registration statement. On September 15, 2021, the Company completed a registered exchange offer relating to the Company’s Warrants and subsequently mandatorily exchanged any Warrants that remained outstanding. As of the date of this Registration Statement, there are no Warrants outstanding.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 7, 2022

PRELIMINARY PROSPECTUS

PAYA HOLDINGS INC.

Up to 91,894,084 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling of stockholders named in the prospectus (the “Selling Stockholders”) of up to 91,894,084 shares of common stock, par value $0.001 per share (“Common Stock”), consisting of (i) 77,894,084 shares of Common Stock and (ii) up to 14,000,000 shares of Common Stock to be issued if certain threshold price conditions are met.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Stockholders may offer or sell the securities. More specific terms of any securities that the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock and will not receive any proceeds from the sale of the Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

We are registering the securities for resale pursuant to the Selling Stockholders’ registration rights under certain agreements between us and the Selling Stockholders. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell, as applicable, any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock is listed on the The Nasdaq Capital Market (“Nasdaq”) under the symbol “PAYA.” On July 6, 2022, the closing price of our Common Stock was $6.64.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference herein to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2022.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein and the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

ii

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company. Specifically, forward-looking statements may include statements relating to:

●	operational, economic, political and regulatory risks;

●	natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease;

●	changes in demand within a number of key industry end-markets and geographic regions;

●	failure to retain key personnel;

●	our inability to recognize deferred tax assets and tax loss carry forwards;

●	our future operating results fluctuating, failing to match performance or to meet expectations;

●	unanticipated changes in our tax obligations;

●	our obligations under various laws and regulations;

●	the effect of litigation, judgments, orders or regulatory proceedings on our business;

●	our ability to successfully acquire and integrate new operations;

●	global or local economic and political movements;

●	our ability to effectively manage our credit risk and collect on our accounts receivable;

●	our ability to fulfill our public company obligations;

●	any failure of our management information systems and data security;

●	our ability to meet our debt service requirements and obligations;

●	changes in the payment processing market in which Paya competes;

●	changes in the vertical markets that Paya targets;

●	risks relating to Paya’s relationships within the payment ecosystem;

●	risk that Paya may not be able to execute its growth strategies;

●	risks relating to data security;

●	changes in accounting policies applicable to Paya;

●	the risk that Paya may not be able to remediate the existing material weakness related to the income tax provision or develop and maintain effective internal controls; and

●	other risks and uncertainties discussed in the section titled “Risk Factors,” in Part I, Item 1A of our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and our other filings with the Securities and Exchange Commission, which are incorporated by reference herein.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

Prospectus Summary

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the information incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements, which are incorporated by reference herein.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Paya,” “we,” “us,” “our” and similar terms refer to Paya Holdings Inc. (f/k/a FinTech Acquisition Corp. III Parent Corp.) and its consolidated subsidiaries.

The Company

We are a leading independent integrated payments and commerce platform providing card, Automated Clearing House (“ACH”), and check payment processing solutions via software to middle-market businesses in the United States. Our solutions integrate with our customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting systems. In this manner, we enable our customers to collect revenue from their consumer (“B2C”) and business (“B2B”) customers with a seamless experience and high-level of security across payment types.

We concentrate on strategic vertical markets defined by strong secular growth and low penetration of electronic payments that are non-cyclical in nature such as B2B goods & services, healthcare, faith-based & non-profit, government & utilities, and education. Our technology, distribution, and support are tailored to the specific and complex payment needs of customers in these verticals. We have deep expertise of industry-specific considerations and believe this makes us a leading provider of integrated payment solutions in these markets with a sustainable competitive advantage.

We are headquartered in Atlanta, Georgia. Our business was founded as Verus Financial Management in 2003 and acquired by Sage Group plc (“Sage”) in 2006. In August 2017, GTCR, LLC acquired the business from Sage and rebranded the Company as Paya. On October 16, 2020, we became a publicly-listed company through our combination with FinTech Acquisition Corp. III (“FinTech”), a Delaware special purpose acquisition company formed in March 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets (the “Fintech Transaction”). Paya Holdings Inc. was incorporated as a Delaware corporation on July 28, 2020 to serve as a public holding company in connection with the Fintech Transaction.

Our principal executive offices are located at 303 Perimeter Center N, Suite 600, Atlanta, Georgia 30346, and our telephone number is (800) 261-0240. We maintain a website at www.paya.com where general information about us is available. The information contained in, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part. Our Common Stock trades on Nasdaq under the symbol “PAYA.”

The Offering

Issuer	Paya Holdings Inc.

Resale of Common Stock

Shares of Common Stock Offered by the Selling Stockholders	Up to 91,894,084 shares (including 14,000,000 contingently issuable shares).

Shares of Common Stock Outstanding	132,071,925 (as of June 30, 2022)

Use of Proceeds	All of the Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

Market for Common Stock	Our Common Stock is currently traded on Nasdaq under the symbol “PAYA.”

Risk Factors	See “Risk Factors” and other information incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

Risk Factors

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Use of Proceeds

All of the Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

Selling Stockholders

This prospectus relates to the possible resale by the Selling Stockholders of up to 91,894,084 shares of our Common Stock. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, or other transferees who later come to hold any of the Common Stock other than through a public sale, including through a distribution by such Selling Stockholders to their members.

The following table is prepared based on information provided to us by the Selling Stockholders in connection with the closing of the Fintech Transaction, as updated to the knowledge of the Company. It sets forth the name of the Selling Stockholders, the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholders both before and after the offering. We have based percentage ownership prior to this offering on 132,071,925 shares of Common Stock outstanding as of June 30, 2022.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock. In addition, the Selling Stockholders may have sold, transfered or otherwise disposed of the Common Stock after the date on which they provided us with the information regarding their Common Stock, and may at any time and from time to time sell, transfer or otherwise dispose of the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

	Shares Beneficially Owned Prior to the Offering		Shares Being	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%	Offered	Shares	%
2019 Grandchildren’s Trust dated 6/26/2020(1)	200,000	*	200,000	—	—
3FIII, LLC(2)	1,632,382	1.2%	1,632,382	—	—
Pawneet Abramowski	22,824	*	22,824	—	—
Alyeska Master Fund 3, LP(3)	22,748	*	12,000	10,748	*
Alyeska Master Fund, LP(3)	2,831,459	2.1%	1,488,000	1,343,459	1.0%
Madelyn Antoncic	22,824	*	22,824	—	—
Arete Foundation(1)	250,000	*	250,000	—	*
Bay Pond Partners, L.P.(4)	1,468,600	1.1%	1,000,000	468,600	*
BEMAP Master Fund Ltd(5)	545,454	*	545,454	—	*
The Betsy and Edward Cohen 2012 Grandchildren Trust dated 5/22/2012(1)	150,000	*	150,000	—	—
Betsy Z Cohen Trust dated 10/7/99(1)	200,000	*	200,000	—	—
Blackwell Partners LLC – Series A(6)	669,748	*	434,920	234,828	*
Cantor Fitzgerald & Co.(7)	100,000	*	100,000	—	—
Daniel G. Cohen	200,000	*	200,000	—	—
DGC Family FinTech Trust(8)	300,000	*	300,000	—	—
Edward E Cohen Trust dated 10/7/99(9)	200,000	*	200,000	—	—
Brittain Ezzes	22,824	*	22,824	—	—
FinTech Investor Holdings III, LLC(2)	2,268,430	1.7%	2,268,430	—	—
FinTech Masala Advisors, LLC(2)	4,245,130	3.2%	4,245,130	—	—
Franklin Strategic Series – Franklin Small Cap Growth Fund(10)	2,000,000	1.5%	2,000,000	—	—
GTCR-Ultra Holdings, LLC(11)	45,234,022	34.2%	45,234,022	—	—
Ithan Creek Master Investors (Cayman) L.P.(4)	639,003	*	500,000	139,003	*

	Shares Beneficially Owned Prior to the Offering		Shares Being	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%	Offered	Shares	%
Jane Street Global Trading, LLC(12)	2,600,000	2.0%	2,600,000	—	—
John Lee Family Trust(13)	1,500,000	1.1%	500,000	1,000,000	*
Key Square Master Fund LP(14)	1,000,000	*	1,000,000	—	—
Linden Capital L.P.(15)	1,500,000	1.1%	1,500,000	—	—
Lugard Road Capital Master Fund, LP(16)	2,000,000	1.5%	2,000,000	—	—
Manulife Dividend Income Fund(17)	612,271	*	599,723	12,548	*
Manulife Dividend Income Private Pool(17)	143,890	*	140,930	2,960	*
Manulife U.S. Dividend Income(17)	83,901	*	82,333	1,568	*
Manulife U.S. Monthly High Income Fund(17)	180,545	*	176,809	3,736	*
Manulife US Dollar US Dividend Income Pooled Fund(17)	209	*	205	4	*
Mei-Mei Tuan	22,824	*	22,824	—	—
Millais Limited(18)	1,000,000	*	1,000,000	—	—
MMCAP International Inc. SPC(19)	1,000,000	*	1,000,000	—	—
Monashee Pure Alpha SPV I LP(5)	245,455	*	245,455	—	—
Monashee Solitario Fund LP(5)	327,273	*	327,273	—	—
Nantahala Capital Partners II Limited Partnership(6)	362,116	*	378,350	175,386	*
Nantahala Capital Partners
Limited Partnership(6)	283,436	*	186,730	96,706	*
SFL SPV I LLC(5)	81,818	*	81,818	—	—
SMALLCAP World Fund, Inc.(20)	5,000,000	3.8%	5,000,000	—	—
Janis Hopkins Trachtman	22,824	*	22,824	—	—

*	Represents beneficial ownership of less than 1%.
(1)	Daniel Cohen is the trustee of this trust.
(2)	The Selling Stockholder is managed by Cohen Sponsor Interests III, LLC, which is indirectly owed by FinTech Masala Holdings, LLC, which is owned and controlled by Daniel Cohen, Betsy Cohen and DGC Family FinTech Trust. Raphael Licht and Jeffrey Blomstrom are co-trustees of the DGC Family FinTech Trust.
(3)	Alyeska Investment Group, L.P., the investment manager of the Selling Stockholder, has voting and investment control of the shares held by the Selling Stockholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(4)	Wellington Management Company LLP (“WMC” ) has the power to vote and dispose of the securities pursuant to WMC’s capacity as investment adviser on behalf of such Selling Stockholder. WMC is a subsidiary of Wellington Management Group LLP (WMG). WMG is a Massachusetts limited liability partnership, privately held by 172 partners (as of July 1, 2020). There are no external entities with any ownership interest in the firm. No single partner owns or has the right to vote more than 5% of the Partnership’s capital. Additional information about WMC is available in its Form ADV filed with the SEC.
(5)	Voting and investment power with respect to the securities held by the Selling Stockholder are exercised by Krista Librett, Operations Manager of Monashee Investment Management, LLC.
(6)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the Selling Stockholder as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the Selling Stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and maybe deemed to have voting and dispositive power over the securities held by the Selling Stockholder.

(7)	Howard W. Lutnick, through indirect beneficial ownership of the general partnership of Cantor Fitzgeald & Co., has voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares.
(8)	Raphael Licht and Jeffrey Blomstrom are co-trustees of this trust.
(9)	Daniel Cohen and Betsy Cohen are each trustees of this trust.
(10)	Franklin Advisers, Inc. (“FAV”) is the investment manager of the Selling Stockholder, and exercises investment discretion and voting discretion. Franklin Resources, Inc., a publicly traded company, is the parent company of FAV.
(11)	Consists of shares held directly by GTCR Ultra Holdings, LLC (“Ultra”). This prospectus also covers the resale by Ultra of up to 14,000,000 additional shares of Common Stock to be issued in 7,000,000 share increments, when the Company’s stock price reaches $15.00 and $17.50 per share, respectively, as calculated in accordance with the merger agreement entered into for the Fintech Transaction. If all 14,000,000 additional shares are issued, Ultra would beneficially own 59,234,022 shares, or 44.9% of the Company’s outstanding shares of Common Stock. Voting and dispositive power with respect to the shares of Common Stock held by Ultra is exercised by GTCR Investment XI LLC. Decisions of GTCR Investment XI LLC are made by a vote of a majority of its directors, and, as a result, no single person has voting or dispositive authority over such securities. Messrs. David A. Donnini, Collin E. Roche, Craig A. Bondy, Constantine S. Mihas, Mark M. Anderson, Aaron D. Cohen, Sean L. Cunningham, and Benjamin J. Daverman are each managing directors of GTCR LLC, which provides management services to GTCR Investment XI LLC and each disclaims beneficial ownership of the securities controlled by such entity, except to the extent of his pecuniary interest in such securities. The business address of each of the foregoing entities and persons is c/o GTCR Management XI LLC, 300 North LaSalle Street, Suite 5600, Chicago, Illinois 60654.
(12)	Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert A. Granieri are members of the Operating Committee of Jane Street Group, LLC.
(13)	John Lee is trustee of this trust.
(14)	Voting and dispositive power with respect to the securities held by the Selling Stockholder are exercised by Key Square Capital Management LLC.
(15)	The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe)Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P.
(16)	Voting and dispositive power with respect to the securities held by the Selling Stockholder are exercised by Jonathan Green on behalf of Luxor Capital Group, LP, the investment manager of the Selling Stockholder.
(17)	Voting and dispositive power with respect to the securities held by the Selling Stockholder are exercised by Conrad Dabiet on behalf of Manulife Investment Management.
(18)	Voting and dispositive power with respect to the securities held by the Selling Stockholder is exercised by Millais Limited.
(19)	Voting and dispositive powers are exercised by Matthew Mac Isaac, Secretary, MM Asset Management Inc., investment advisor to the Selling Stockholder.
(20)	Capital Research and Management Company (“CRMC”) is the investment adviser to SMALLCAP World Fund, Inc.(“SCWF”). CRMC and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of all of the securities expected to be held by SCWF; however, each of CRMC and CRGI expressly disclaims that it is the beneficial owner of such securities. Gregory Wendt, Bradford Freer, Harold La, Aidan O’Connell and Michael Beck with, as portfolio managers, are expected to have voting and investment power over the securities to be held by SCWF.

Plan of Distribution

The Selling Stockholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in underwritten transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price;

●	distribution to members, limited partners or stockholders of Selling Stockholders;

●	“at the market” or through market makers or into an existing market for the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock offered by them will be the purchase price of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock.

The Selling Stockholders may use this prospectus in connection with resales of our Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Common Stock and any material relationships between us and the Selling Stockholders. The Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with our Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of our Common Stock.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock pursuant to the distribution through a registration statement.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

The following discussion is a summary of certain material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our Common Stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax considerations relating thereto. The effects of other U.S. federal tax laws, such as gift and estate tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the ownership and disposition of our Common Stock.

This discussion is limited to Non-U.S. Holders who purchase our Common Stock pursuant to this offering and who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the consequences to persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the U.S.;

●	persons subject to the alternative minimum tax;

●	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities that mark their securities to market for U.S. federal income tax purposes;

●	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code) and entities, all of the interests of which are held by qualified foreign pension fund; and

●	tax-qualified retirement plans.

If any partnership or arrangement classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level.

Accordingly, partnerships holding our Common Stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “United States person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof, or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of all substantial decisions of the trust is by one or more “United States persons” as defined in the Code, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

We do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to us or our paying agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that such Non-U.S. Holder is not a “United States person” as defined in the Code and qualifies for a reduced treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or a successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

Any such effectively connected dividends will generally be subject to U.S. federal income tax at the rates and in the manner generally applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the sale or other taxable disposition and certain other requirements are met; or

●	our Common Stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax at the rates and in the manner generally applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale or other taxable disposition, which may generally be offset by certain U.S. source capital losses of the Non-U.S. Holder for that taxable year (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes).With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our Common Stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant sale or other taxable disposition by a Non-U.S. holder occurs, such Non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Common Stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Common Stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or a successor form), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our Common Stock may be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or other taxable disposition. Proceeds of a sale or other disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides, is established or is organized.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the Non-U.S. Holder timely files the appropriate claim with the IRS and furnishes any required information to the IRS.

Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of our Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

Description of Capital Stock

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of Delaware law.

General

As of December 31, 2021, our authorized capital stock consisted of 500,000,000 shares of Common Stock and 50,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of June 30, 2022, there were 132,071,925 shares of our Common Stock outstanding. No shares of preferred stock are outstanding.

Common Stock

Dividend Rights

Subject to the preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors (the “Board”) may determine from time to time. Paya Holdings II, LLC, our indirect wholly-owned subsidiary (“Paya Holdings”), and certain of Paya Holdings’ subsidiaries’ ability to pay dividends are limited by certain provisions of the Company’s Credit Agreement, and as a result our ability to pay dividends is restricted.

Voting Rights

Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of shares of the Company’s Common Stock do not have cumulative voting rights.

Preemptive Rights

The Company’s Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of the Company’s securities.

Conversion or Redemption Rights

The Company’s Common Stock is neither convertible nor redeemable.

Liquidation Rights

Upon the Company’s liquidation, the holders of the Company’s Common Stock are entitled to receive pro rata the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of the preferred stock then outstanding.

Preferred Stock

The Company’s Board may, without further action by the Company’s shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of the Company’s Common Stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of the Company’s liquidation before any payment is made to the holders of shares of the Company’s Common Stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Company’s Board, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of the Company’s Common Stock and the market value of the Company’s Common Stock.

Anti-Takeover Effects of the Company’s Certificate of Incorporation and the Company’s Bylaws

Our Certificate of Incorporation, Bylaws and the Delaware General Corporate Law (“DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by shareholders.

These provisions include:

Classified Board

Our Certificate of Incorporation provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our Board. Our Certificate of Incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specific circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board.

Shareholder Action by Written Consent

Our Certificate of Incorporation precludes shareholder action by written consent at any time when Ultra beneficially owns, in the aggregate, less than 35% in voting power of the stock of the Company entitled to vote generally in the election of directors.

Special Meetings of Shareholders

Our Certificate of Incorporation and Bylaws provide that, except as required by law, special meetings of our shareholders may be called at any time only by or at the direction of our Board or the chair of our Board; provided, however, at any time when Ultra beneficially owns, in the aggregate, at least 35% in voting power of the stock of the Company entitled to vote generally in the election of directors, special meetings of our shareholders may also be called by our Board or the chair of our Board at the request of Ultra. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Procedures

Our Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of the Company’s shareholders, including proposed nominations of persons for election to our Board; provided, however, at any time when Ultra beneficially owns, in the aggregate, at least 10% in voting power of the stock of the Company entitled to vote generally in the election of directors, such advance notice procedure will not apply to Ultra. Shareholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although the Bylaws do not give our Board the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company. These provisions do not apply to nominations by Ultra pursuant to the Director Nomination Agreement between Ultra and the Company.

Removal of Directors; Vacancies

Our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when Ultra beneficially owns, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66⅔% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director.

Supermajority Approval Requirements

Our Certificate of Incorporation and Bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Delaware and our Certificate of Incorporation. For as long as Ultra beneficially owns, in the aggregate, at least 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. At any time when Ultra beneficially owns, in the aggregate, less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders require the affirmative vote of the holders of at least 66⅔% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Certificate of Incorporation provides that at any time when Ultra beneficially owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66⅔% (as opposed to a majority threshold that would apply if Ultra beneficially owns, in the aggregate, 50% or more) in voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

●	the provision requiring a 66⅔% supermajority vote for shareholders to amend our Bylaws;

●	the provisions providing for a classified board of directors (the election and term of our directors);

●	the provisions regarding resignation and removal of directors;

●	the provisions regarding entering into business combinations with interested shareholders;

●	the provisions regarding shareholder action by written consent;

●	the provisions regarding calling special meetings of shareholders;

●	the provisions regarding filling vacancies on our Board and newly created directorships;

●	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

●	the provision requiring exclusive forum in Delaware; and

●	the amendment provision requiring that the above provisions be amended only with a 66⅔% supermajority vote.

Our Certificate of Incorporation provides that the provision on competition and corporate opportunity be amended only with an 80% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for shareholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without shareholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued Common Stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our shareholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, shareholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Shareholders’ Derivative Actions

Under the DGCL, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (3) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, Our Certificate of Incorporation or our Bylaws or (4) any other action asserting a claim against the Company or any director or officer of the Company that is governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, as amended, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions of our Certificate of Incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or shareholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are the Company’s employees. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, none of Ultra or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Company’s affiliates now engage or propose to engage or (2) otherwise competing with the Company’s affiliates. In addition, to the fullest extent permitted by law, in the event that Ultra or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Certificate of Incorporation, we have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.

Listing

Our Common Stock is listed on Nasdaq under the symbol “PAYA.”

Legal Matters

The validity of the securities offered by this prospectus has been passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

Experts

The consolidated financial statements of Paya Holdings Inc. appearing in Paya Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Paya Holdings Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Paya Holdings Inc. did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements, and Paya Holdings Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 which concludes, among other things, that Paya Holdings Inc. did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://www.paya.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

Information Incorporated By Reference

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 15, 2022 (our “Annual Report”);

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 10, 2022;

●	Our Current Report on Form 8-K, filed on June 1, 2022; and

●	The description of our securities filed as an Exhibit 4.1 to our Annual Report, as amended by any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Paya Holdings Inc.
303 Perimeter Center N, Suite 600, Atlanta, GA 30346

Attn: General Counsel
Telephone: (800) 261-0240

Part II

Information not required in prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

	Amount to be Paid
SEC registration fee	$143,113	(1)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Financial printing and miscellaneous expenses		(2)
Total		$(2)

(1)	We have previously paid a $143,113 registration fee to the Securities and Exchange Commission in connection with the securities registered hereunder. Additional applicable Securities and Exchange Commission registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

(2)	To be provided by a prospectus supplement or a Current Report on Form 8–K that is incorporated by reference into this prospectus.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our Certificate of Incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our Bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 16. Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 3, 2020, by and among GTCR-Ultra Holdings, LLC, GTCR-Ultra Holdings II, LLC, FinTech III Merger Sub Corp., FinTech Acquisition Corp. III, FinTech Acquisition Corp. III Parent Corp., GTCR/Ultra Blocker, Inc., and GTCR Fund XI/C LP (included as Annex A the definitive Proxy Statement/Prospectus filed on September 23, 2020).
5.1	Opinion of Kirkland & Ellis LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-249949) filed with the Securities and Exchange Commission on November 6, 2020).
23.1*	Consent of Ernst & Young LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Company’s Registration Statement on Form S-1 (File Number 333-249949) filed with the SEC on November 6, 2020).

*	Filed herewith

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on July 7, 2022.

PAYA HOLDINGS INC.

By:	/s/ Glenn Renzulli
Glenn Renzulli
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer	July 7, 2022
Jeff Hack	(Principal Executive Officer)

/s/ Glenn Renzulli	Chief Financial Officer	July 7, 2022
Glenn Renzulli	(Principal Financial Officer and Principal Accounting Officer)

*	Director	July 7, 2022
Aaron Cohen

/s/ Oni Chukwu	Director	July 7, 2022
Oni Chukwu

*	Director	July 7, 2022
Michael J. Gordon

/s/ Debora Boyda	Director	July 7, 2022
Debora Boyda

*	Director	July 7, 2022
Kalen James (KJ) McConnell

*	Director	July 7, 2022
Collin E. Roche

/s/ Sid Singh	Director	July 7, 2022
Sid Singh

*	Director	July 7, 2022
Anna May Trala

*	Director	July 7, 2022
Stuart Yarbrough

*By:	/s/ Glenn Renzulli
Glenn Renzulli
Attorney-in-fact

II-4